UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2026

Venture Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (202) 759-6740
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 21, 2026, the International Chamber of Commerce (“ICC”) International Court of Arbitration informed Venture Global Calcasieu Pass, LLC (“VGCP”), an indirect subsidiary of Venture Global, Inc. (“Venture Global” or the “Company”) that a final award had been issued in the previously disclosed arbitration proceedings with Repsol LNG Holding, S.A. (“Repsol”) regarding LNG sales from the Calcasieu Project under the long-term LNG sales and purchase agreement entered into by VGCP and Repsol (the “SPA”).

The award issued by the arbitration tribunal found that VGCP had acted as a “Reasonable and Prudent Operator” in accordance with the SPA in declaring COD on April 15, 2025, and denied Repsol’s claims in their entirety. Additionally, the arbitration tribunal awarded fees to VGCP.

The Company is pleased that another arbitral tribunal has ruled in VGCP’s favor in the proceeding with Repsol. Multiple proceedings have now affirmed what the Company has stated from the outset: VGCP has fully honored the clear and mutually agreed-upon terms of its long-term contracts without exception.

For further discussion, see Item 1A.—Risk Factors—Risks Relating to Regulation and Litigation—If we are unsuccessful in any current or potential future arbitration proceedings with customers, the amounts that we are required to pay may be substantial or certain of our post-COD SPAs may be terminated, which may lead to an acceleration of all our debt for the relevant project on our Annual Report on Form 10-K for the year ended December 31, 2024.

The information in this Item 7.01, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included herein are “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include expectations relating to the outcome of the arbitrations currently pending against us, the terms of any interim or final awards issued in the context of such arbitrations and the potential exposure to other legal proceedings and/or arbitrations that public authorities, shareholders, suppliers, contractors, customers and others may seek to bring against us. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause the outcome of such arbitrations and/or legal proceedings to differ materially from the outcomes expressed or implied by the forward-looking statements. Those factors are more fully detailed in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: January 21, 2026

By: /s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer